                                                                    EXHIBIT 23.4

                [LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]


                                                       November 5, 1998



Board of Directors
Provident Bank
400 Rella Boulevard
Montebello, New York 10901

Gentlemen:

     We hereby consent to the use of our firm's name in the Form MHC-1, Form MHC-2 and Application on Form H-e(1) for Provident Bank, Montebello, New York, and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for Provident Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Provident Bancorp, Inc.


                                                       Respectfully submitted,

                                                       RP FINANCIAL, LC.

                                                       /s/ James P. Hennessey

                                                       James P. Hennessey
                                                       Senior Vice President